EXHIBIT 10.1
APPENDIX A
GEORGIA-CAROLINA BANCSHARES, INC.
2004 INCENTIVE PLAN
The purposes of the 2004 Incentive Plan are to encourage Eligible Individuals to increase their efforts to make Georgia-Carolina Bancshares, Inc. and each of its Subsidiaries more successful, to provide an additional inducement for such Eligible Individuals to continue to provide services to the Corporation or a Subsidiary as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Subsidiaries. Such incentive awards may, in the discretion of the Board, consist of Stock (subject to such restrictions as the Board may determine or as provided herein), Performance Units, Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock, or any combination of the foregoing, all as the Board, in each case, may determine.
DEFINITIONS
“Award” means an Incentive Stock Option, a Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units, or Phantom Stock granted hereunder.
“Award Agreement” means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.
“Board” means the Board of Directors of the Corporation.
“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
“Committee” means the Stock Option Committee, if any, appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.
“Corporation” means Georgia-Carolina Bancshares, Inc.
“Disabled Participant” means a Participant becoming disabled within the meaning of Section 422(c)(6) of the Code.
“Eligible Employee” means any employee of the Corporation or one of its Subsidiaries.
“Eligible Individual” means any Eligible Employee and any consultant, non-employee director, or independent contractor of the Corporation or one of its Subsidiaries.
“Fair Market Value” shall mean, as applicable, (i) the average closing price of the Corporation’s Stock quoted on the Over-the-Counter Bulletin Board (or other national quotation service) for the ten business days prior to the date of Board approval and grant. If the Corporation’s shares of Common Stock are not traded on the Over-the-Counter Bulletin Board or through any other nationally recognized quotation service, the fair market value of the Corporation’s Stock as determined by the Board, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board shall in its discretion select and apply at the time of the grant of the Award concerned. Subject to the foregoing, the Board, in fixing the Fair Market Value, shall have full authority and discretion and be fully protected in doing so.

“Incentive Stock Option” means an option that is intended to qualify as an “Incentive Stock Option” within the meaning of section 422 of the Code. Any Option which does not qualify under section 422 of the Code shall be treated as a Non-Qualified Stock Option.
“Non-Qualified Stock Option” means an option that is not an Incentive Stock Option.
“Option” means an option to purchase Stock, including Restricted Stock, if the Board so determines, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan and which may be an Incentive Stock Option or a Non-Qualified Stock Option.
“Participant” means an Eligible Individual who has been selected by the Board upon the recommendation of the Committee to participate in the Plan in accordance with Section 2.2 of the Plan.
“Performance Unit” means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.
“Phantom Stock” means a deferred compensation award subject to the requirements of Article 6.
“Plan” means the Georgia-Carolina Bancshares, Inc. 2004 Incentive Plan, and as the same may be amended, administered or interpreted from time to time.
“Qualifying Performance Adjustments” shall mean those adjustments to reported financial results required to optimally account for: a) the impact of intangible assets and related amortization expense, b) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, c) special charges in connection with mergers and acquisitions, d) losses from discontinued operations, e) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Company’s Annual Report on Form 10-KSB filed with the SEC for the applicable year. Such adjustments will be at the Board’s sole discretion in a manner that is equitable, consistent with generally accepted accounting principles, and in accordance with the Company’s accounting practices and conventions as applied in the past.
“Qualifying Performance Goals” shall mean any one or more of the following performance criteria: net income, earnings per share, return on equity, return on assets, operating income and/or total shareholder return. Such criteria may be absolute in their terms, measured against prior year(s) results, or measured against or in relationship to other companies. In all cases, such measures will be on a reported basis, adjusted at the Board’s sole discretion, as permitted by the terms of this Plan.
“Restricted Stock” means Stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Board deems appropriate or desirable.
“Stock” means the common stock of the Corporation.
“Stock Appreciation Right” means a right granted under Article 3 either on a stand-alone basis or in conjunction with the grant of an Option that entitles the holder to receive a cash payment or an award of Stock, to be determined in the discretion of the Board at the time the applicable Stock Appreciation Right is granted, in an amount equal to the excess of the Fair Market Value of one share of Stock on such date of exercise over, (i) in the case of a Stock Appreciation Right granted on a stand-alone basis, the Fair Market Value of one share of Stock as of the date of grant (as set forth in the applicable Award Agreement), or (ii) in the case of a Stock Appreciation Right granted in conjunction with the grant of an Option, the Option Price per share multiplied by the number of shares covered by the right.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.
“Termination” means the termination of employment with the Corporation or any of its Subsidiaries or the cessation of the provision of services to the Corporation or any of its Subsidiaries by a non-employee director, consultant or independent contractor.
GENERAL PROVISIONS
Administration. The Plan shall be administered by the Committee; provided, however, that the Committee shall recommend to the Board for its approval the selection of Eligible Individuals to receive Awards under the Plan, the form and terms of Awards and the number of shares or other consideration subject to Awards under the Plan. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee shall have the authority to:
(1) Prescribe, amend and rescind rules and regulations relating to the Plan;
(2) Recommend to the Board the Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;
(3) Recommend to the Board the form and terms of Awards;
(4) Recommend to the Board the number of shares or other consideration subject to Awards under the Plan as provided in Articles 3, 4, 5 and 6 of the Plan;
(5) Recommend to the Board whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;
(6) Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;
(7) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;
(8) Determine whether a Participant is a Disabled Participant;
(9) Accelerate or, with the consent of the Participant, defer the vesting of any Award and/or the exercise date of any Award;
(10) Determine whether a Participant’s Termination from the Corporation or its Subsidiaries is voluntary and with the written consent of the Corporation or its Subsidiaries;
(11) Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award;

(12) With the consent of the Participant and approval of the Board, adjust the terms of an Award previously granted to the Participant;
(13) Determine when a Participant’s period of employment is deemed to be continued during an approved leave of absence, or whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Subsidiaries;
(14) Recommend to the Board, upon review of relevant information, the Fair Market Value of the Stock; and
(15) Make all other determinations deemed necessary or advisable for the administration of the Plan subject to the approval of the Board as set forth above.
The Committee may delegate to officers of the Corporation or any Subsidiary the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function.
The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.
Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Subsidiary shall be eligible to receive Awards as described herein.
Subject to the provisions of the Plan, the Board shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted. In determining the eligibility of any Eligible Individual, as well as in determining the Award, the Board shall consider the position and the responsibilities of the Eligible Individual being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Board may deem relevant.
Shares Available under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock that may be issued or delivered and as to which Awards may be granted under the Plan shall be 264,100. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock (and in the case of Performance Units, the maximum dollar value) with respect to which Awards may be granted in any calendar year (or in the case of Performance Units, in any Performance Period) to any Participant under the Plan shall be as follows: Options: 50,000 shares; Stock Appreciation Rights: 50,000 shares; Restricted Stock: 50,000 shares; Phantom Stock: 50,000 shares; and Performance Units: 20,000 shares or $500,000.
If any Award, other than Performance Units, granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an award of Phantom Stock is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Phantom Stock the number of shares of Stock for which payment was made in cash) shall again be available for purposes of the Plan, except that, to the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan are exercised and the related Option surrendered, the number of shares available for purposes of the Plan shall be reduced by the number of shares, if any, of Stock issued or delivered upon exercise of such Stock Appreciation Rights. If the Option Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation) or if shares of Stock are tendered or are withheld upon the exercise of the Option to satisfy any applicable tax withholding, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

The shares that may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.
Corporation’s Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.
Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer) or any Vice President on behalf of the Corporation and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board of Directors may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the date of grant to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.
Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Stock payable in shares of Stock, the number of shares of Stock then subject to any outstanding Option or by reference to which the amount of any other Award is determined and the number of shares which may be issued or delivered under the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.
If the outstanding shares of Stock shall be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, spin-off, combination of shares, merger or consolidation, then there shall be substituted for each share of Stock subject to any then outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchangeable.
In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of Stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.
No adjustment or substitution provided for in this Section 2.6 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

If any such adjustment or substitution provided for in this Section 2.6 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution shall be made without prior stockholder approval. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of any such adjustment or substitution would be to cause the Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Option.
OPTIONS AND STOCK APPRECIATION RIGHTS
Grant of Stock Options and Stock Appreciation Rights. The Board shall have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or to grant both types of Options (but not in tandem). Notwithstanding the above, Incentive Stock Options may only be granted to employees of the Corporation or any of its Subsidiaries. The Board also shall have the authority, in its discretion, to grant Stock Appreciation Rights either on a stand-alone basis or in conjunction with Incentive Stock Options or Non-Qualified Stock Options with the effect provided in Section 3.2(D). Stock Appreciation Rights granted in conjunction with an Incentive Stock Option may only be granted at the time such Incentive Stock Option is granted. Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option may be granted either at the time such Non-Qualified Stock Option is granted or at any time thereafter during the term of such Non-Qualified Stock Option.
Terms and Conditions of Stock Options and Stock Appreciation Rights. Options and Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions:
(A) The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine except that, in the case of an Incentive Stock Option, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option on the date of grant (or in the case of an Incentive Stock Option granted to an Eligible Employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a “Ten Percent Employee”), shall not be less than 110% of such Fair Market Value on the date of grant). For purposes of this Section 3.2(A), a Participant (i) shall be considered as owning not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.
(B) The Option Price shall be payable in full in any one or more of the following ways, as shall be determined by the Board to be applicable to, and as set forth in, any such Award:
(16) in cash; or
(17) by tendering, either by actual delivery or by attestation, shares of Stock (which have been owned by the Participant for more than six months, which are free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased; or

(18) by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option; or
(19) by waiver of compensation due or accrued to the Participant for services rendered; or
(20) provided that a public market for the Corporation’s stock exists:
(a) Through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Corporation (and any excess to the Participant); or
(b) Through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Corporation; or
(21) by any combination of the foregoing; or
(22) by such other method as may be determined by the Board and set forth in the applicable Award Agreement.
If the Option Price is paid in whole or in part in shares of Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Board, and the Option Price shall be payable at such time or times as the Board, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made. When full payment of the Option Price has been made and subject to the restrictions set forth in Article 5, the Participant shall be considered for all purposes to be the owner of the shares with respect to which payment has been made.
(C) An Option may be exercised at such time as the Option vests or at any time thereafter prior to the time the Option expires in accordance with its terms or otherwise ceases to be outstanding. No Incentive Stock Option shall be exercisable after the expiration of ten years (five years in the case of a Ten Percent Employee) from the date of grant. No Non-Qualified Stock Option shall be exercisable after the expiration of ten years and six months from the date of grant. Subject to this Section 3.2(C), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Board, in its discretion.

(D) Stock Appreciation Rights granted on a stand-alone basis shall be exercisable as and to the extent set forth in the applicable Award Agreement. Stock Appreciation Rights granted in conjunction with an Option shall be exercisable to the extent that the related Option is exercisable and only by the same person or persons who are entitled to exercise the related Option. Stock Appreciation Rights granted on a stand-alone basis shall entitle the Participant to receive from the Corporation on exercise that number of shares of Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share of Stock on such date of exercise over the Fair Market Value of one share of Stock on the date of grant (as set forth in the applicable Award Agreement) multiplied by the number of shares of Stock covered by the Stock Appreciation Right exercised. Stock Appreciation Rights granted in conjunction with an Option shall entitle the Participant to surrender the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share of Stock on such date of exercise over the Option Price per share, multiplied by the number of shares covered by the Option, or portion thereof, which is surrendered. Cash shall be paid in lieu of any fractional shares. The Board shall have the authority, in its discretion, to determine at the time the applicable Stock Appreciation Right is granted that the obligation of the Corporation shall be paid in cash, in shares of Stock, or part in cash and part in shares of Stock, and the Award Agreement for such Stock Appreciation Right shall set forth the payment medium determined by the Board. The date of exercise of Stock Appreciation Rights shall be determined under procedures established by the Board, and payment under this Section 3.2(D) shall be made by the Corporation as soon as practicable after the date of exercise. To the extent that an Option as to which Stock Appreciation Rights have been granted in conjunction therewith is exercised, the Stock Appreciation Rights shall be canceled.
(E) No Option or Stock Appreciation Rights shall be transferable by a Participant other than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and all Options and Stock Appreciation Rights shall be exercisable during the lifetime of a Participant only by the Participant.
(F) Unless otherwise determined by the Board and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant for any reason, such Participant must exercise any outstanding Option within one year from the date of Termination.
PERFORMANCE UNITS
Performance Period and Objectives. The Board shall determine a performance period (the “Performance Period”) of one or more years and shall determine the Qualifying Performance Goals to be applicable to grants of Performance Units. The applicable Qualifying Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.
Eligibility. At the beginning of a Performance Period, the Board shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with the Qualifying Performance Goals specified by the Board, which shall be paid to a Participant as an Award if the relevant Qualifying Performance Goal for the Performance Period is met.
Significant Event. If during the course of a Performance Period the Board determines, in its discretion, that (i) a significant event (or events) has occurred (such as, but not limited to, a reorganization of the Corporation) which the Board expects to have a substantial effect on a Qualifying Performance Goal applicable to a Performance Unit during such period (a “Significant Event”) or (ii) circumstances make it appropriate that Qualifying Performance Adjustments be made, the Board may revise such Qualifying Performance Goals and make such Qualifying Performance Adjustments as appropriate; provided that the Board shall not be required to determine that a reorganization involving the Corporation constitutes a Significant Event.

Termination. If an Eligible Individual terminates service with the Corporation or any of its Subsidiaries during a Performance Period because of death, Participant Disability, retirement on or after age 62, or at an earlier age with the consent of the Corporation, or a Significant Event, as determined by the Board, that Eligible Individual shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the Qualifying Performance Goals satisfied at the end of such period; and (ii) prorated for the portion of the Performance Period during which the Eligible Individual was employed or retained by the Corporation or any of its Subsidiaries; provided, however, the Board may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Board deems appropriate or desirable with the consent of the Eligible Individual. If an Eligible Individual terminates service with the Corporation or any of its Subsidiaries during a Performance Period for any other reason, such Eligible Individual shall not be entitled to any payment with respect to that Performance Period unless the Board shall otherwise determine.
Award. The Board shall have the authority, in its discretion, to determine at the time the applicable Performance Unit is granted that the obligation of the Corporation shall be paid in cash, in shares of Stock, or part in cash and part in shares of Stock, and the Award Agreement for such Performance Unit shall set forth the payment medium determined by the Board. Each Performance Unit shall be paid either as a lump sum payment or in annual installments, as the Board shall determine, at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.
RESTRICTED STOCK
Award. Restricted Stock may be received by an Eligible Individual as an Award. Restricted Stock may but need not be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such Qualifying Performance Goals or other criteria as the Board shall determine (the “Restriction Period”). The Board may provide for the lapse of restrictions in installments where deemed appropriate.
Restriction Period. Except as otherwise provided in this Article 5, no shares of Restricted Stock received by an Eligible Individual shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, that the Restriction Period for any recipient of Restricted Stock shall expire and all restrictions on shares of Restricted Stock shall lapse upon death, Disability, retirement on or after age 62 or an earlier age with the consent of the Corporation, or, if such Restricted Stock constitutes all or a portion of a Performance Unit with vesting dependent upon the achievement of a Qualifying Performance Goal, upon the determination by the Board that a Significant Event affecting such Qualifying Performance Goal has occurred.
Termination. Except as otherwise provided in Section 5.2 above, if an Eligible Individual terminates employment or service with the Corporation or any of its Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Board otherwise determines, be forfeited by the recipient and shall be reacquired by the Corporation. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.
Restricted Stock Certificates. The Board may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

Exchange of Shares. Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.
PHANTOM STOCK
Award. The Board shall have authority, in its discretion, to grant deferred compensation to an Eligible Individual by the award of Phantom Stock, the value of which is related to the value of the Stock of the Company.
Value. An Award of Phantom Stock shall entitle the Participant to receive from the Corporation cash and/or shares of Stock having an aggregate fair market value equal to the Fair Market Value of a share of Stock on such date, or upon the occurrence of one or more events, as may be specified in the Award Agreement for any Phantom Stock.
Termination. If the Participant is Terminated for any reason prior to the vesting of the Phantom Stock Award, the Participant’s rights with respect to the Phantom Stock will terminate and be forfeited, and neither the Participant nor his or her heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Phantom Stock.
CERTIFICATES FOR AWARDS OF STOCK
Stock Certificates. Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Eligible Individual and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation.
Compliance with Laws and Regulations. The Corporation shall not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.
Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Board determines that application of such provisions is no longer required or desirable. In making such determination, the Board may rely upon an opinion of counsel for the Company.

Rights of Stockholders. Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Eligible Individual awarded an Option, a Stock Appreciation Right or Phantom Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Eligible Individual.
CHANGE OF CONTROL
The following acceleration provisions shall apply in the event of a Change of Control as defined in this Section 8.1:
(a) In the event of a Change of Control as defined in paragraph (b) of this Section 8.1:
(i) any Stock Appreciation Rights and any Options awarded under the Plan, if not previously exercisable and vested, shall become fully exercisable and vested; and
(23) the restrictions and deferral limitations applicable to any Restricted Stock Award under the Plan shall lapse and such shares and awards shall be deemed fully vested.
For purposes of paragraph (a) of this Section 8.1, a “Change of Control” means the happening of any of the following:
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then-outstanding shares of Stock of the Corporation (the “Outstanding Corporation Stock”) or (b) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or, (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (3) of this Section 8.1; or

The individuals who, as of the date this Plan is approved by the Board, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that, if the election, or nomination for election by the Corporation’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered and defined as a member of the Incumbent Board; and provided further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
Consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 25% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Stock and Outstanding Corporation Voting Securities, as the case may be, (b) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
MISCELLANEOUS
Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Corporation or any Subsidiary or to continue to be retained to provide services to the Corporation or any Subsidiary as a non-employee director, consultant or independent contractor or interfere in any way with the rights of the Corporation or any Subsidiary to terminate a Participant at any time.

Amendment. The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan are hereby specifically reserved to the Board; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan shall, without prior stockholder approval (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Common Stock is traded. No alteration, amendment, revocation or termination of the Plan or suspension of any Award shall, without the written consent of the holder of an Award theretofore granted under the Plan, adversely affect the rights of such holder with respect to such Award.
Effective Date and Duration of Plan. The effective date and date of adoption of the Plan shall be March 23, 2004 (the “Effective Date”), the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Stock at a meeting of such holders duly called, convened and held within one year of the Effective Date. No Award granted under the Plan prior to such shareholder approval may be exercised until after such approval. No Award may be granted under the Plan subsequent to March 23, 2014.
Unfunded Status of Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
Employee Status. For purposes of determining questions of termination and exercise of an Option or Stock Appreciation Right after a Participant’s Termination, a leave of absence for military or government service, illness, temporary disability or other reasons approved by a duly authorized officer of the Company shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds 90 days, such Option shall be deemed a Non-Qualified Stock Option unless the Eligible Individual’s right to reemployment with the Company or a Subsidiary following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

Tax Withholding. Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Corporation may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.
Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans unless the Corporation determines to do so.
Successors and Assigns. The terms of the Plan shall be binding upon the Corporation and its successors and assigns.
Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.
Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.